Exhibit 99.1

99 CENTS ONLY STORES REPORTS TEN MONTH FISCAL 2014 RESULTS

Fiscal 2014 Highlights:

•                  Net sales were $1.53 billion

•                  Same-store sales increased by 3.7%

•                  Record average sales per store and sales per saleable square foot

•                  27 net new stores opened

•                  Net loss was $12.5 million

•                  Adjusted EBITDA(1) was $120.5 million and Adjusted EBITDA margin was 7.9%

CITY OF COMMERCE, California — April 15, 2014 — 99 Cents Only Stores LLC (the “Company”) announced its financial results for the shortened fiscal year 2014 that began on March 31, 2013 and ended January 31, 2014, consisting of 44 weeks. As previously announced, the Company changed its fiscal year from the Saturday closest to the end of March, to the Friday closest to the end of January, in order to be in line with its retail industry peers.

Financial Results

For the ten month fiscal 2014 the Company’s net sales were $1.53 billion. Same-store sales increased 3.7%, calculated on a comparable 43-week period of the prior year.  Net loss was $12.5 million in fiscal 2014 and net loss as a percentage of net sales was (0.8)% in fiscal 2014. Adjusted EBITDA was $120.5 million and Adjusted EBITDA margin was 7.9%.

Average sales per store open at least 12 months, on a trailing 52-week period, increased to $5.4 million in fiscal 2014 from $5.3 million in fiscal 2013.  Average net sales per estimated saleable square foot (computed for stores open at least 12 months) on a trailing 52-week period increased to $330 per square foot for fiscal 2014 from $321 per square foot for fiscal 2013.

“We are pleased with the progress we have made on implementing our strategic plan to accelerate store growth and improve sales and margin,” stated Stéphane Gonthier, CEO of the Company.  We are also encouraged by the favorable responses from our consumers to our ‘Go-Taller’ program, which has retrofitted the display shelving from a height of 54 inches to 78 inches at 64 of our stores in the past two months. We are on track to complete the retrofits by September 2014.

(1)         EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are considered “non-GAAP financial measures” under the Securities and Exchange Commission regulations.  The definitions of, an explanation of how and why the Company uses, and a reconciliation to the most directly comparable GAAP measure of, these non-GAAP measures are included in this press release.

Store Openings

During the ten month fiscal 2014, the Company opened 27 net new stores.  As of the end of fiscal 2014, the Company operated 343 stores, an increase of 8.5% in store count over the end of fiscal 2013.

CONFERENCE CALL DETAILS

The Company’s conference call to discuss its ten month fiscal 2014 ended January 31, 2014 and the other matters described in this release is scheduled for Tuesday, April 15, 2014 at 7:00 a.m. Pacific time (10:00 a.m. Eastern time).

The live Ten Month Fiscal 2014 Earnings call can be accessed by dialing (888) 771-4371 from the U.S.A., or (847) 585-4405 from international locations, and entering confirmation code 37084729.  Please phone in approximately 9 minutes before the call is scheduled to begin and hold for an operator to assist you.  Please inform the operator that you are calling in for 99 Cents Only Stores’ Ten Month Fiscal 2014 Earnings conference call, and be prepared to provide the operator with your name, company name, and position, if requested.  A telephone replay will be available approximately two hours after the call concludes and will be available through Tuesday, April 29, 2014, by dialing (888) 843-7419 from the U.S.A., or (630) 652-3042 from international locations, and entering confirmation code 37084729#.

A copy of this earnings release and any other financial and statistical information about the period to be presented in the conference call will be available prior to the call at the section of the Company’s website entitled “Investor Relations” at www.99only.com.

Non-GAAP Financial Measures

The Company defines EBITDA as net income before interest expense (income) and other financial costs, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA for the relevant period as adjusted by the following amounts: non-cash  adjustments to reserve balances, stock-based compensation, fees and expenses related to the Merger, legal settlements, non-ordinary course store closures, and other non-cash or one-time items.  Adjusted EBITDA margin is Adjusted EBITDA divided by total sales.  Adjusted EBITDA and Adjusted EBITDA margin as presented herein, are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America (“GAAP”). The Company’s management uses EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to assess its performance and that of its competitors. In addition, Adjusted EBITDA is used to determine the Company’s compliance and ability to take certain actions under the covenants contained in the Company’s debt instruments. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of the Company’s financial performance under GAAP and should not be considered in isolation or as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP, as measures of operating performance or operating cash flows or as measures of liquidity.

Merger and Conversion to LLC

On January 13, 2012, 99¢ Only Stores was acquired by affiliates of Ares Management LLC and Canada Pension Plan Investment Board and the Gold-Schiffer family.  The acquisition is referred to as the “Merger.” Effective October 18, 2013, 99¢ Only Stores converted from a California corporation to a California limited liability company, 99 Cents Only Stores LLC.  The term the “Company” refers to 99¢ Only Stores and its consolidated subsidiaries prior to the conversion date and to 99 Cents Only Stores LLC and its consolidated subsidiaries on or after the conversion date.

Founded in 1982, the Company operates 346 extreme value retail stores with 246 in California, 47 in Texas, 35 in Arizona and 18 in Nevada as of April 15, 2014. The Company is an extreme value retailer of consumable and general merchandise and seasonal products.   For more information, visit www.99only.com.

For further information:

Frank Schools

Senior Vice President, Chief Financial Officer and Treasurer

(323) 881-1293

Frank.schools@99only.com

The following tables reconcile EBITDA and Adjusted EBITDA to net loss for the periods indicated:

	Ten Months Ended	Year Ended
	January 31, 2014	March 30, 2013
	(In thousands)
	(Unaudited)

Net loss	$(12,485)	$(8,909)
Interest expense, net	50,804	60,556
Benefit for income taxes	(28,493)	(10,089)
Depreciation and amortization	53,967	58,577
EBITDA	$63,793	$100,135
Accrual adjustments (a)	(847)	(1,071)
Stock-based compensation (b)	(4,766)	18,387
Merger expenses (c)	—	517
Legal reserve adjustment (d)	2,900	—
Workers’ compensation adjustments (e)	38,383	4,675
Texas lease termination costs (f)	(564)	334
Purchase accounting effect on leases (g)	1,364	1,504
Loss on extinguishment of debt (h)	4,391	16,346
CEO and other executive related expenses (i)	1,691	9,351
Restructuring charges (j)	4,377	—
Impairment of asset held for sale (k)	—	515
Inventory adjustments (l)	8,066	10,671
Other (m)	1,693	1,540
Adjusted EBITDA	$120,481	$162,904

(a)         Represents non-cash adjustments to reserve balances related to merchandise accruals.

(b)         Represents stock-based compensation expense (credit) incurred in connection with various stock-based compensation plans in which certain Company employees have participated, including accelerated option expense related to change in management in fourth quarter of fiscal 2013 and former executive put rights adjustment.

(c)          Represents professional fees incurred in connection with the Merger.

(d)         Represents legal reserves adjustment.

(e)          Represents workers’ compensation accrual adjustments.

(f)           Represents expenses (credits) related to the non-ordinary course termination of leases for stores previously closed in Texas.

(g)          Represents purchase accounting effect on rent revenue and rent expense.

(h)         Represents loss on extinguishment of debt from the repricing of the first lien term loan facility in the third quarter of fiscal 2014 and first quarter of fiscal 2013.

(i)             Represents CEO sign on bonus, other expenses related to executives and the repurchase of shares of Gold/Schiffer Family in fiscal 2014 and expenses related to severance for former executives, retention bonuses, legal fees related to separation agreements and other expenses related to change in management in fourth quarter of fiscal 2013.

(j)            Represents restructuring charges related to the October 2013 reduction in force.

(k)         Represents charges related to impairment of an asset held for sale in fourth quarter of fiscal 2013.

(l)             Represents charges related to excess and obsolescence reserve and first-in, first-out price adjustment .

(m)     Represents the following non-cash or other charges and income: (a) for all periods, amortization of gain related to sale-leaseback arrangements; (b) for all periods, net gain/loss on the sale of non-core assets; (c) for fiscal 2013, charge related to interest hedging loss; (d) for fiscal 2014, inventory project related expenses and real estate related fees; (e) for fiscal 2014, debt related expenses; (f) for fiscal 2014, conversion to LLC; (g) for fiscal 2014, general liability related expenses; (h) for fiscal 2013, realized losses on disposition of investments; (i) for fiscal 2013, restatement fees and real estate study fees.

99 CENTS ONLY STORES LLC

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	January 31, 2014	March 30, 2013
	(Unaudited)
ASSETS
Current Assets:
Cash	$34,842	$45,476
Accounts receivable, net of allowance for doubtful accounts of $107 and $84 as of January 31, 2014 and March 30, 2013, respectively	1,793	1,851
Income taxes receivable	4,498	3,969
Deferred income taxes	46,953	33,139
Inventories, net	206,244	201,601
Assets held for sale	1,680	2,106
Other	18,190	16,370
Total current assets	314,200	304,512
Property and equipment, net	485,046	476,051
Deferred financing costs, net	18,526	21,016
Intangible assets, net	466,311	471,359
Goodwill	479,745	479,745
Deposits and other assets	6,406	4,554
Total assets	$1,770,234	$1,757,237

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Accounts payable	$71,057	$50,011
Payroll and payroll-related	24,461	17,096
Sales tax	5,522	7,200
Other accrued expenses	36,690	29,695
Workers’ compensation	73,918	39,498
Current portion of long-term debt	6,138	8,567
Current portion of capital lease obligation	88	83
Total current liabilities	217,874	152,150
Long-term debt, net of current portion	849,252	749,758
Unfavorable lease commitments, net	11,718	14,833
Deferred rent	13,188	4,823
Deferred compensation liability	1,142	1,153
Capital lease obligation, net of current portion	197	271
Long-term deferred income taxes	171,573	186,851
Other liabilities	6,203	8,428
Total liabilities	1,271,147	1,118,267
Commitments and contingencies
Member’s Equity:
Preferred stock, no par value — authorized, 1,000 shares; no shares issued or outstanding at March 30, 2013	—	—
Common stock $0.01 par value — Class A authorized, 1,000 shares; issued and outstanding, 100 shares and Class B authorized, 1,000 shares; issued and outstanding, 100 shares at March 30, 2013	—	—
Additional paid-in capital	—	654,424
Member units — 100 units issued and outstanding at January 31, 2014	546,365	—
Investment in Number Holdings, Inc. preferred stock	(19,200)	—
Accumulated deficit	(26,687)	(14,202)
Other comprehensive loss	(1,391)	(1,252)
Total equity	499,087	638,970
Total liabilities and equity	$1,770,234	$1,757,237

99 CENTS ONLY STORES LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Ten Months Ended	Year Ended
	January 31, 2014	March 30, 2013
	(44 Weeks)	(52 Weeks)
	(Unaudited)
Net Sales:
99¢ Only Stores	$1,486,699	$1,620,683
Bargain Wholesale	42,044	47,968
Total sales	1,528,743	1,668,651
Cost of sales (excluding depreciation and amortization expense shown separately below)	946,048	1,028,295
Gross profit	582,695	640,356
Selling, general and administrative expenses:
Operating expenses (includes asset impairment of $515 for the year ended March 30, 2013)	514,511	523,495
Depreciation	52,467	56,810
Amortization of intangible assets	1,500	1,767
Total selling, general and administrative expenses	568,478	582,072
Operating income	14,217	58,284
Other (income) expense:
Interest income	(16)	(342)
Interest expense	50,820	60,898
Loss on extinguishment of debt	4,391	16,346
Other	—	380
Total other expense, net	55,195	77,282
Loss before provision for income taxes	(40,978)	(18,998)
Benefit for income taxes	(28,493)	(10,089)
Net loss	$(12,485)	$(8,909)

99 CENTS ONLY STORES LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Ten Months Ended	Year Ended
	January 31, 2014	March 30, 2013
	(44 Weeks)	(52 Weeks)
	(Unaudited)
Cash flows from operating activities:
Net loss	$(12,485)	$(8,909)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	52,467	56,810
Amortization of deferred financing costs and accretion of OID	3,681	4,229
Amortization of intangible assets	1,500	1,767
Amortization of favorable/unfavorable leases, net	438	182
Loss on extinguishment of debt	4,391	16,346
(Gain) loss on disposal of fixed assets	(357)	895
(Gain) loss on interest rate hedge	(92)	592
Long-lived assets impairment	—	515
Excess tax benefit from share-based payment arrangements	(138)	—
Deferred income taxes	(28,999)	(32,800)
Stock-based compensation	(4,766)	18,387

Changes in assets and liabilities associated with operating activities:
Accounts receivable	58	1,321
Inventories	(4,643)	5,811
Deposits and other assets	(3,049)	(7,163)
Accounts payable	20,653	6,458
Accrued expenses	12,682	1,700
Accrued workers’ compensation	34,420	474
Income taxes	(529)	6,339
Deferred rent	8,365	4,025
Other long-term liabilities	(2,673)	4,445

Net cash provided by operating activities	80,924	81,424

Cash flows from investing activities:
Purchases of property and equipment	(62,090)	(62,494)
Proceeds from sale of property and fixed assets	1,473	12,064
Purchases of investments	—	(1,996)
Proceeds from sale of investments	—	5,256

Net cash used in investing activities	(60,617)	(47,170)

Cash flows from financing activities:
Investment in Number Holdings, Inc. preferred stock	(19,200)	—
Dividend paid	(95,512)	—
Proceeds from debt	100,000	—
Payments of debt	(6,174)	(5,237)
Payments of debt issuance costs	(2,343)	(11,230)
Payments of capital lease obligation	(69)	(77)
Payments to cancel stock options of Number Holdings, Inc.	(7,781)	—
Excess tax benefit from share-based payment arrangements	138	—

Net cash used in financing activities	(30,941)	(16,544)

Net (decrease) increase in cash	(10,634)	17,710
Cash - beginning of period	45,476	27,766
Cash - end of period	$34,842	$45,476

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Safe Harbor Statement

The Company has included statements in this release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, (a) trends affecting the financial condition or results of operations of the Company and (b) the business and growth strategies of the Company (including the Company’s store opening growth rate) that are not historical in nature. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements.  Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2013.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.